EXHIBIT 1.1

3,747,558 Shares of Common Stock

and

Warrants to Purchase 3,747,558 Shares of Common Stock

RAPTOR PHARMACEUTICAL CORP.

PLACEMENT AGENT AGREEMENT

December 17, 2009

Ladenburg Thalmann & Co. Inc.
440 Biscayne Boulevard, 14th Floor
Miami, Florida 33137

Ladies and Gentlemen:

Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions of this Placement Agent Agreement (this “Agreement”) and the Securities Purchase Agreement in the form of Exhibit A attached hereto (the “Purchase Agreement”) to be entered into with certain investors identified therein (each, an “Investor,” and collectively, the “Investors”), in connection with the proposed placement (the “Placement”) to issue and sell to the Investors (i) up to an aggregate of 3,747,558 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) warrants in the form attached hereto as Exhibit B (the “Series A Warrants”) to purchase shares of Common Stock and (iii) warrants in the form attached hereto as Exhibit C (the “Series B Warrants,” and collectively with the Series A Warrants, the “Warrants”) to purchase shares of Common Stock, in units (each, a “Unit”), each Unit consisting of (x) one share of Common Stock, (y) one Series A Warrant to purchase 0.5 of a share of Common Stock and (z) one Series B Warrant to purchase 0.5 of a share of Common Stock.  The Company hereby confirms its agreement with Ladenburg Thalmann & Co. Inc., a Delaware corporation (the “Placement Agent”) to act as the placement agent in the offer and sale of the Units in accordance with the terms and conditions hereof as set forth below.  The Units will not be certificated and the Shares and the Warrants will be issued separately to the Investors.  The offering, issuance and sale of the Units shall be governed by this Agreement.  The shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are herein collectively referred to as the “Securities.”

1. Agreement of the Placement Agent.

(a) Agreement to Act as Placement Agent; Placement of Securities.  On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act, on a best efforts basis, as the Company’s placement agent in connection with the sale by the Company of the Units to the Investors and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent agrees to use its best efforts to solicit offers to purchase the Units from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below). The Placement Agent has no authority to bind the Company with respect to any prospective offer to purchase the Units.  The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Units received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Units and may reject any such offer, in whole or in part. The Placement Agent shall use best efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Units has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason.   The Placement Agent shall have the right to enter into agreements with other FINRA member-firms to act as selected-dealers in connection with the Placement.  Amounts payable to such selected-dealers, if any, shall be paid by the Placement Agent, and in no event shall any such payments increase the amounts payable by the Company to the Placement Agent under Section 1(c) below. The purchase of the Units by an Investor shall be evidenced by the execution of a Purchase Agreement by such Investor and the Company.  No Units that the Company has agreed to sell pursuant to this Agreement or any Purchase Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Units shall have been delivered to the Investor thereof against payment by such Investor.

(b) Additional Agreements.  The Placement Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”)) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Placement Agent without the prior consent of the Company. The Placement Agent also agrees to provide to each Investor, prior to the Closing (as defined below), a copy of the Prospectus (as defined below) and any amendments or supplements thereto.

(c) Compensation. As compensation for the services provided by the Placement Agent hereunder, the Company agrees to pay to the Placement Agent:

1.           A cash fee payable immediately upon the closing of the Placement and equal to 6.5% of the aggregate cash proceeds paid to the Company in the Placement, without taking into account any proceeds from the exercise of the Warrants.

2.           Such number of warrants (the “Placement Agent Warrants”) to the Placement Agent or its designees at the Closing to purchase shares of Common Stock equal to 2.0% of the aggregate number of Shares sold on the Closing Date in the Placement, excluding any Shares underlying any Warrants, other convertible Securities or units sold in the Placement.  The Placement Agent Warrants shall have the same terms and conditions as the Warrants issued to the Investors in the Placement except that the exercise price shall be 125% of the public offering price per share and the expiration date shall be five years from the effective date of the shelf registration statement referred to in Section 3(a) below.   The Placement Agent Warrants shall not be transferable for six months from the Closing Date except as permitted by FINRA Rule 5110, and further, the number of Shares underlying the Placement Agent Warrants shall be reduced if necessary to comply with FINRA rules or regulations.

3.           Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees to reimburse the Placement Agent’s out-of-pocket accountable expenses actually incurred by the Placement Agent or persons associated with the Placement Agent (with supporting invoices/receipts) up to a maximum of 0.5% of the aggregate gross proceeds raised in the placement, but in no event more than $30,000. Such reimbursement shall be payable immediately upon (but only in the event of) the closing of the Placement.

2. Delivery and Payment and Engagement Term.

(a) Closing.  Subject to the terms and conditions hereof, delivery of the Units shall be made by the Company to the Investors, and payment of the purchase price shall be made by the Investors by wire transfer of immediately available funds in an amount equal to the product of (x) the number of Units such Investor has agreed to purchase and (y) the purchase price per Unit as set forth in the Purchase Agreement, to the order of the Company, at the offices of Paul, Hastings, Janofsky & Walker LLP, 515 South Flower Street, 25th Floor, Los Angeles, California (or such other place as may be agreed upon among the Placement Agent and the Company), at 10:00 a.m., New York City time, on or before December 22, 2009, or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Placement Agent (such time of payment and delivery is hereinafter referred to as the “Closing Time” and such date is hereinafter referred to as the “Closing Date”).

(b) Certificates.  Certificates evidencing the Shares and the Warrants shall be in definitive form and shall be registered in such name or names and in such denominations as the Placement Agent shall request at least two business days prior to the Closing Date by written notice to the Company.  The Shares shall be delivered through the facilities of The Depository Trust Company (“DTC”).  The Warrants shall be made in certificate form by physical delivery.

3. Representations and Warranties of the Company.  The Company represents and warrants to, and covenants with, the Placement Agent as follows:

(a) Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 and a registration statement on Form S-3 (Registration No. 333-162374) relating to the Securities which was declared effective on November 5, 2009 (the “Effective Date”), including a base prospectus dated as of October 7, 2009 (the “Base Prospectus”) and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Act and the Rules and Regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with the Commission.  Copies of such registration statement and of each amendment thereto, if any, including the Base Prospectus, heretofore filed by the Company with the Commission have been delivered to the Placement Agent.  The term “Registration Statement” means the registration statement as amended at the time it became effective, including financial statements and all exhibits and any information deemed to be included therein by Rule 430A, Rule 430B or Rule 430C of the Rules and Regulations, as applicable.  If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time.  The Company has filed the Base Prospectus with the Commission and shall promptly hereafter file with the Commission a prospectus supplement relating to the Units in accordance with Rule 424(b) under the Act (the “Prospectus Supplement”).  The term “Prospectus” as used herein means the Base Prospectus together with the Prospectus Supplement.  Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in respect of the Registration Statement, other information deemed by the Rules and Regulations to be a part of or included therein, on or before the initial effective date or the date of the Prospectus, as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act which is incorporated by reference therein, or in respect of the Registration Statement, such other information deemed by the Rules and Regulations to be a part of or included therein, after the initial effective date, or the date of the Prospectus, as the case may be.

(b) Effectiveness of Registration.  The Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Act or have become effective pursuant to Rule 462 under the Rules and Regulations.  The Company has responded to all requests, if any, of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement or any Rule 462 Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(c) Accuracy of Registration Statement.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at the Closing Time, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date and at the Closing Time, complied and will comply in all material respects with the Act and the Rules and Regulations, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in the light of the circumstances under which they were made.  The Base Prospectus complied when filed as part of the Registration Statement in all material respects with the Act and the Rules and Regulations, and the Prospectus delivered to the Placement Agent for use in connection with this offering is identical to the electronically transmitted copies thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.  The foregoing representations and warranties in this Section 3(c) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto.  For all purposes of this Agreement, the 6th, 7th, 9th and 10th paragraphs set forth under the heading “Plan of Distribution” in the Prospectus Supplement constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement or the Prospectus.

(d) Documents Incorporated by Reference.  The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Company Not Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Rules and Regulations and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(f) Disclosure at the Time of Sale.  As of the Applicable Time, (A) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and (B) the Base Prospectus, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Placement Agent consists of the information described as such in Section 3(c) hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 11:00 p.m., New York City time, on December 17, 2009, or such other time as agreed by the Company and the Placement Agent.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I hereto.

(g) Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to the Closing Date, any offering material in connection with the offering or sale of the Units other than the Registration Statement, the Permitted Free Writing Prospectuses reviewed and consented to by the Placement Agent and included in Schedule I hereto, and the Prospectus.

(h) Due Incorporation; Subsidiaries.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  The Company has full corporate power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus.  The Company is duly licensed or qualified to do business in and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified, or to be in such good standing, would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(ii) The only significant subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on Schedule II hereto (the “Subsidiaries”). The Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization.  The Subsidiaries have full corporate power and authority to conduct all the activities conducted by them, to own or lease all the assets owned or leased by them and to conduct their business as described in the Registration Statement and the Prospectus except to the extent that the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect.  The Subsidiaries are duly licensed or qualified to do business in and in good standing as foreign entities in all jurisdictions in which the nature of the activities conducted by them or the character of the assets owned or leased by them makes such licensing or qualification necessary except to the extent that the failure to be so licensed or qualified, or to be in such good standing, would not reasonably be expected to have a Material Adverse Effect.  Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.  All of the outstanding shares of capital stock of the Subsidiaries (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and are (iii) owned by the Company free and clear of all liens, encumbrances and claims, except in the case of subclause (iii) as would not reasonably be expected to have a Material Adverse Effect.  Except for the stock of the Subsidiaries and as disclosed in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

(i) Authorization of Securities; Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement and the Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).  The outstanding shares of Common Stock and any other outstanding capital stock of the Company have been, and the Shares and the Warrant Shares to be issued and sold by the Company upon such issuance in accordance with this Agreement and upon exercise in accordance with the Warrant, as the case may be, will be, duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive, first refusal, or similar right.  The description of the Common Stock included or incorporated by reference in the Registration Statement and the Prospectus is complete and accurate in all material respects.  The Warrants have been duly and validly authorized by the Company and upon delivery to the Investors at the Closing Date in accordance herewith will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity.  Except as set forth or incorporated by reference in the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or of any Subsidiaries or any such warrants, convertible securities or obligations.  Upon the issuance and delivery pursuant to the terms of this Agreement, the Investors will acquire good and marketable title to the Securities, free and clear of any liens, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever, except for restrictions on transfer of the Warrants and the Warrant Shares that may be applicable under federal and state securities laws. The issuance and sale of the Shares and Warrants will not obligate the Company to issue shares of Common Stock or other securities of the Company to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. No further approval or authorization of any stockholder, the board of directors or others is required for the issuance and sale of the Securities, not including for this purpose any Warrant Shares that may be issuable pursuant to any adjustment under Section 9 of any Warrant (which events giving rise to any such adjustment(s) may require approval of the board of directors or stockholders).  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is currently a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(j) Financial Statements.  The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus.  No other financial statements, schedules or “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) of the Company are required by the Act, the Exchange Act and the Rules and Regulations of the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus.

(k) Burr, Pilger & Mayer, LLP (the “Accountants”) who have reported on such financial statements and schedules for the year ended August 31, 2009, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and by Rule 3600T of the Public Accounting Oversight Board.  Except as described in the Prospectus and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, Burr, Pilger & Mayer, LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.  The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

(l) No Material Adverse Changes.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth or incorporated by reference in the Prospectus, (i) there has not been and will not have been a material adverse change in the business, properties, financial condition or results of operations of each of the Company and the Subsidiaries, taken as a whole, arising for any reason whatsoever (a “Material Adverse Change”) or a Material Adverse Change in the capitalization of the Company, (ii) the Company has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein, and (iii) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3(l), and except with respect to the execution, delivery and performance by the Company of this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 business day prior to the date that this representation is made.

(m) Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(n) Litigation.  Except as set forth or incorporated by reference in the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against or affecting, the Company or any of the Subsidiaries or any of their respective officers in their capacity as such, before or by any federal or state court, commission, regulatory body including FINRA and the NASDAQ Stock Market LLC (“NASDAQ”), administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any authorization, approval, order, license, certificate, franchise or permit.  There are no pending investigations known to the Company involving the Company or any of the Subsidiaries by any governmental agency having jurisdiction over the Company or any of the Subsidiaries or their respective businesses or operations.

(o) Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts.  Each of the Company and the Subsidiaries has, (i) all governmental and other regulatory licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as described in the Prospectus, as currently conducted, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed all obligations required to be performed by it, and is not in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument (individually, a “Contract” and collectively, “Contracts”) to which it is a party or by which its property is bound, except in the case of subclauses (i), (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no other party under any Contract to which it or the Subsidiaries is a party is in default in any respect thereunder except to the extent such default would not reasonably be expected to have a Material Adverse Effect, or has given written, or to the knowledge of the officers and directors of the Company oral, notice to the Company, the Subsidiaries or any of their respective officers or directors of such other party’s intention to terminate, cancel or refuse to renew any Contract.  Each of the Company and the Subsidiaries is not in violation of any provision of its certificate of incorporation, by-laws or other applicable governing documents, except to the extent such violation would not reasonably be expected to have a Material Adverse Effect.

(p) No Consent of Governmental Body Needed.  No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Securities by the Company or in connection with the execution, delivery and performance of this Agreement by the Company, except as have been obtained under the Act and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the placement by the Placement Agent or purchase by the Investors of the Units to be sold by the Company.

~~(q)~~ Agreement Duly Authorized and No Breach of Obligations or Charter.  The Company has full corporate power and authority to enter into this Agreement and the Purchase Agreement.  This Agreement has been, and the Purchase Agreement if and when executed by the Company will be, duly authorized, executed and delivered by the Company and this Agreement constitutes, and the Purchase Agreement if and when executed by the Company will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof and thereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.  The execution and delivery by the Company of this Agreement and the Purchase Agreement, if and when executed by the Company and the performance of this Agreement and the Purchase Agreement if and when executed by the Company, the consummation of the transactions contemplated hereby and thereby, and the application of the net proceeds from the offering and sale of the Units to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” do not (i) violate the certificate of incorporation or by-laws of the Company or applicable governing documents of any of the Subsidiaries or (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under any Contract to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of its properties is bound, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of the Subsidiaries, except in the case of subclause (ii) as would not reasonably be expected to have a Material Adverse Effect.

(r) Title to Property.  The Company and each of the Subsidiaries has good and marketable title to all properties and assets described in the Prospectus or in documents incorporated by reference in the Prospectus as being owned respectively by it, free and clear of all liens, charges, encumbrances or restrictions, except (i) as set forth or incorporated by reference in the Prospectus, or (ii) as would not reasonably be expected to have a Material Adverse Effect.  Each of the Company and the Subsidiaries has valid, subsisting and enforceable leases or farmouts for the properties described or incorporated by reference in the Prospectus as leased or controlled by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and its Subsidiaries.

(s) Documents Described in Registration Statement.  There is no document or Contract of a character required to be described or incorporated by reference in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.  All such documents and Contracts described or incorporated by reference in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company or Subsidiaries, constitutes valid and binding agreements of the Company or such Subsidiaries and are enforceable against the Company or such Subsidiaries in accordance with the terms thereof, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles.

(t) Statistical and Market Data.  All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent the Company believes is required.

(u) No Price Stabilization or Manipulation.  Neither the Company nor any of its directors, officers or, to the Company’s knowledge, controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Securities.

(v) No Registration Rights.  No holder of securities of the Company has rights to register any securities of the Company because of the filing of the Registration Statement, the Prospectus or the offering of the Units, except for rights that have been duly waived by such holder, have expired or have been fulfilled by registration prior to the date of this Agreement.

(w) Stock Exchange Listing.  The Common Stock is listed on the NASDAQ Capital Market under the ticker symbol “RPTP”. The issuance and listing on the Trading Market of the Shares and Warrant Shares (other than any Warrant Shares that may be issuable pursuant to any adjustment under Section 9 of any Warrant (which events giving rise to any such adjustment may require approval of the board of directors or stockholders)) requires no further approvals, including but not limited to, the approval of the Company’s stockholders. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market. The Company is and has no current reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x) Labor Matters.  The Company is not involved in any material labor dispute, nor, to the knowledge of the Company, is any such dispute threatened. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company believes that its and its Subsidiaries’ relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any restrictive covenant in favor of any third party, and to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Foreign Corrupt Practices; No Unlawful Contributions or Payments.  Neither the Company nor any of the Subsidiaries nor, to the best of the Company’s knowledge, any of its/their respective officers, directors, employees or agents, has (i) made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus, (ii) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z) Taxes.  The Company and each of the Subsidiaries has filed all federal, state and foreign income and franchise tax returns and has paid all taxes required to be filed or paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, other than any which the Company or any of its Subsidiaries are contesting in good faith.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(j) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction to which the Company is subject, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(aa) Insurance.  The Company and each of the Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as it believes is adequate for the conduct of its business and the value of its properties and is customary for companies engaged in similar industries, including, but not limited to, directors and officers insurance coverage.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(bb) Defined Benefit Plans.  Neither the Company nor any of the Subsidiaries has maintained or contributed to a defined benefit plan as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) within the past six (6) years, other than a “multiemployer plan.”  No plan maintained or contributed to by the Company that is subject to ERISA (an “ERISA Plan”) (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code that could subject the Company or any of the Subsidiaries to any material tax penalty on prohibited transactions and that has not adequately been corrected.  Each ERISA Plan is in compliance in all material respects with all reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan, except for any noncompliance which would not result in the imposition of a material tax or monetary penalty.  With respect to each ERISA Plan that is intended to be “qualified” within the meaning of Section 401(a) of the Code, either (i) a determination letter has been issued by the Internal Revenue Service stating that such ERISA Plan and the attendant trust are qualified thereunder (or may rely on an advisory or opinion letter issued by the IRS as to such qualification), or (ii) the remedial amendment period under Section 401(b) of the Code with respect to the establishment of such ERISA Plan has not ended and a determination letter application will be filed with respect to such ERISA Plan prior to the end of such remedial amendment period.  Neither the Company nor any of the Subsidiaries has completely or partially withdrawn from a “multiemployer plan,” as defined in Section 3(37) of ERISA within the past six (6) years.

(cc) Intellectual Property.  To the Company’s knowledge, except as set forth or incorporated by reference in the Prospectus, each of the Company and the Subsidiaries owns, is licensed or otherwise has adequate rights to use Company technology (including but not limited to patented, patentable and unpatented inventions and unpatentable, proprietary or confidential information, systems or procedures), designs, processes, trade secrets, know how, copyrights and other works of authorship, computer programs and technical data and information (collectively, the “Intellectual Property”) that are used in and are material to its business as currently conducted.  Neither the Company nor any of the Subsidiaries has received any written threat of or written notice of infringement of or conflict with asserted intellectual property rights of others with respect to the Company’s or the Subsidiaries’ use of any of the Intellectual Property. Within the previous year, except as described in the Prospectus or the SEC Reports, the Company has not terminated or abandoned any of its Intellectual Property. Neither the Company nor any Subsidiary has, within the previous year, received a written notice that any of its Intellectual Property has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Trademarks.  To the Company’s knowledge, except as set forth or incorporated by reference in the Prospectus, the Company and the Subsidiaries own, are licensed or otherwise have the right to use, all trademarks and trade names that are used in and are material to its business as described in the Prospectus, as currently conducted (collectively, the “Trademarks”).  Neither the Company nor any of the Subsidiaries has received any written notice of infringement of or conflict with asserted trademark rights of others with respect to the Company’s or the Subsidiaries’ use of any of the Trademarks.  Within the previous year, except as described in the Prospectus or the SEC Reports, the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Trademarks has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  The Company and its Subsidiaries have taken reasonable security measures to protect the value of all of the Trademarks, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Related Party Transactions.  No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required to be described in the Prospectus and that is not so described or incorporated therein by reference,  including any transaction required to be disclosed pursuant to Item 404(a) of regulation S-K.

(ff) Environmental Matters.  The Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except in the case of subclauses (i) – (iii) as would not reasonably be expected to have a Material Adverse Effect.

(gg) Controls and Procedures.

(i) Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), that (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Commission; and (C) are effective in all material respects to perform the functions for which they were established.

(ii) Internal Control Over Financial Reporting and Internal Accounting Controls.  The Company maintains (i) effective internal control over financial reporting as defined in  Rules 13a-15 and 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii) No Material Weakness in Internal Controls.  Except as disclosed in the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(iv) The Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as disclosed in the General Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(hh) Off-Balance Sheet Transactions.  Except as described in the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(ii) Sarbanes-Oxley.  The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(jj) FINRA Affiliations.  There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

(kk) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the Placement Agent’s placement of the Securities), or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except any such agreement which has previously been terminated.

(ll) Certain Fees.  Except for fees payable to the Placement Agent as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the placement of the Securities nor will the Investors have any obligation with respect to any such fees commission due to actions of the Company with respect to the placement of the Securities.

(mm) Trading Market Rules.  The issuance and sale of the Securities hereunder (assuming the exercise of all Warrant Shares as of the date hereof) does not contravene the rules and regulations of the Trading Market.

(nn) Application of Takeover Protections.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is applicable to the Investors as a result of the Company’s issuance of the Shares and Warrants and the Investors’ ownership of the Shares and Warrants as of the Closing Date.

4. Agreements of the Company.  The Company agrees with the Placement Agent as follows:

(a) Amendments and Supplements to Registration Statement.  The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (the “Prospectus Delivery Period”) in connection with sales of the Units to the Investors, amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, unless a copy of such amendment or supplement thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Placement Agent shall not have objected thereto in good faith, except as required pursuant to legal or administrative order or process.

(b) Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the General Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Placement Agent it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the General Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Placement Agent of any such event or condition and (ii) promptly prepare (subject to Section 4(a) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Placement Agent, amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the General Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(c) Notifications to the Placement Agent.  The Company shall notify the Placement Agent promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(f) hereof that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement or the Prospectus.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment.  The Company shall use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 430A, 430B, 430C or 462(b) of the Rules and Regulations and to notify the Placement Agent promptly of all such filings.

(d) Executed Registration Statements.  The Company shall furnish to the Placement Agent, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and shall furnish to the Placement Agent, without charge, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e) Undertakings.  The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f) Prospectus.  Promptly after the date hereof, and thereafter from time to time, the Company shall deliver to the Placement Agent, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Placement Agent may reasonably request.  The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Placement Agent, both in connection with the offering or sale of the Units and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith.

(g) Permitted Free Writing Prospectuses.  The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Placement Agent, will not make, any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule I hereto.  Any such free writing prospectus consented to by the Placement Agent is herein referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) Compliance with Blue Sky Laws.  Prior to the sale of the Units to the Investors, the Company shall cooperate with the Placement Agent and counsel to the Placement Agent in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agent may request; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i) Delivery of Financial Statements.  To the extent not available on the Commission’s EDGAR system, the Company shall furnish to the Placement Agent, upon the Placement Agent’s request, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Placement Agent, upon the Placement Agent’s request, a copy of each annual or other report it shall be required to file with the Commission during the period of one year after the date of this Agreement.

(j) Availability of Earnings Statements.  The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the Rules and Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the date hereof, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

(k) Reimbursement of Certain Expenses.  Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Placement Agent, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Units by the Placement Agent, (v) the listing or quotation of the Shares and the Warrant Shares on the NASDAQ Capital Market, (vi) any filings required to be made by the Placement Agent with FINRA, and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith, (vii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof, including the fees, disbursements and other charges of counsel to the Placement Agent in connection therewith, and, if requested by the Placement Agent, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) counsel to the Company, (ix) DTC and the transfer agent for the Units, (x) the Accountants, (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company (but not officers, employees, agents or other representatives of the Placement Agent), (xii) all fees, costs and expenses for consultants used by the Company in connection with the offering, and (xiii) fees, disbursements and other charges of counsel to the Placement Agent, provided that the aggregate amount payable or reimbursable to the Placement Agent under this Section 4(k) (when aggregated with all amounts payable or reimbursable to the Placement Agent pursuant to Section 4(l)) shall not exceed $30,000.

(l) Reimbursement of Expenses upon Termination of Agreement.  If for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Placement Agent shall terminate this Agreement pursuant to Section 7 or 8(a), the Company shall reimburse the Placement Agent for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Placement Agent) reasonably incurred by it in connection herewith in an aggregate amount (when aggregated with all amounts payable or reimbursable to the Placement Agent pursuant to Section 4(k)) not to exceed $30,000.

(m) No Stabilization or Manipulation.  The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Securities.

(n) Use of Proceeds.  The Company shall apply the net proceeds from the offering and sale of the Units to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds”.

(o) Lock-Up Agreements of Company, Management and Affiliates.  The Company shall not, for a period of 90 days after the date of the Prospectus Supplement, but in no event ending later than March 22, 2010 (the “Lock-Up Period”), without the prior written consent of the Placement Agent (which consent may be withheld in its sole discretion), (1) offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, or require the Company to file with the Commission a registration statement under the Act to register, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock of which they are now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) (other than (A) the Units to be sold hereunder and the Warrant Shares issuable upon exercise of the Warrants sold hereunder, (B) pursuant to employee stock option plans or Rule10b5-1 plans, or upon the conversion or exchange of outstanding convertible or exchangeable, which includes, without limitation, (i) the issuance of securities upon the exercise or conversion of any options or convertible or exchangeable securities issued by the Company prior to the date hereof and (ii) the grant of options, warrants, Common Stock or other convertible or exchangeable securities under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or hereafter approved by the Company and its stockholders in the future, and the issuance of Common Stock in respect thereof, (C) the issuance of securities of the Company in connection with any equity line of credit, (D) in the event the Company’s securities are included in a nationally recognized stock index, the issuance in any manner whatsoever by the Company of Common Stock to certain index funds that track such stock index, (E) (i) any shares of Common Stock issued or sold (whether as a milestone payment or otherwise) in connection with any joint venture, partnering or other arrangement with any strategic investor or partner of the Company or (ii) the issuance of securities pursuant to any contract or agreement to which the Company or any of its subsidiaries is a party as of the date hereof, or (F) (i) any share of Common Stock issued or sold (whether as a milestone payment or otherwise) in connection with any acquisition made by the Company or (ii) the issuance of securities of the Company in connection with a Strategic Transaction, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; except that, if (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, provided, however, this provision will not apply if (x) within three days of the termination of the Lock-Up Period, the Company delivers to the Placement Agent a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively trading securities,” as defined in Regulation M under the Exchange Act, or (y) the Placement Agent shall waive in writing such extension.  For purposes of this paragraph, a “Strategic Transaction” means a transaction or relationship in which the Company issues shares of Common Stock or convertible or exchangeable securities to a person or entity that the Company determines in good faith is, itself or through its subsidiaries, in a business synergistic with, or strategic to, the business of the Company or any subsidiary thereof. Without limiting the foregoing, a “Strategic Transaction” shall include (a) any acquisition or license by the Company or any of its subsidiaries of any business, assets or intellectual property of any person or entity, and (b) any joint venture, partnership, collaboration or other arrangement with respect to any product candidate or potential product candidate of the Company or any of its subsidiaries.

(p) Reservation of Warrant Shares.  The Company shall reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares.

5. Conditions of the Obligations of the Placement Agent.  The obligations of the Placement Agent hereunder are subject to the following conditions:

(a) No Stop Orders, Requests for Information and No Amendments.  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and the Placement Agent shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(b) No Material Adverse Changes.  Since the date hereof, the Company and its Subsidiaries, taken as a whole, shall not have sustained, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

(c) All Representations True and Correct and All Conditions Fulfilled.  Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date as if made at the Closing Date, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

(d) Officers’ Certificates.  At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent, to the effect that:

(i) each of the representations and warranties of the Company contained in this Agreement are, at the time such certificate is delivered, true and correct in all material respects; and

(ii) each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(e) Lock-Up Agreements.  On or prior to the Closing Date, the Placement Agent shall have received a “lock-up” agreement executed by each director and officer (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company, in the form of Exhibit C hereto.

(f) Compliance with Blue Sky Laws.  The Securities shall be qualified for sale in such states and jurisdictions as the Placement Agent may reasonably request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

(g) Stock Exchange Listing.  The Shares and the Warrant Shares shall have been duly authorized for listing or quotation on the NASDAQ Capital Market, subject only to notice of issuance. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market, nor has the Company received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(h) FINRA Approval.  FINRA shall have raised no objection to the fairness and reasonableness of the fees and commissions and other terms of the offering. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, an Issuer Filing with FINRA pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(i) Opinion of Company Counsel. The Placement Agent and the Investors shall have received from outside counsel to the Company such counsel’s written opinion, addressed to the Investors and the Placement Agent, and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent. Separate and apart from the aforementioned written opinion, the Placement Agent shall have received from outside counsel to the Company, a negative assurances letter, addressed to the Placement Agent, and dated as of the Closing Date.

(j) Form 8-K. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(k) Purchase Agreement. The Company shall have entered into a definitive purchase agreement with each of the Investors and such agreement shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Investors.

(l) Additional Certificates and Information. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

(m) Cold Comfort Letter. At the time this agreement is executed and at the Closing Date, the Company shall provide a “cold comfort” letter and updates thereof from the Company’s independent certified public accountants addressed to the Placement Agent, which letters shall be in the customary form and cover matters of the type customarily covered in “cold comfort” letters by accountants in connection with the Placement and satisfactory in all respects to the Placement Agent and its counsel.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

6. Indemnification.

(a) Indemnification of the Placement Agent.  The Company shall indemnify and hold harmless the Placement Agent, the directors, officers, employees, counsel and agents of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units to any Investor, is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus and is found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s willful misconduct or gross negligence in performing the services described herein.  This indemnity agreement will be in addition to any liability that the Company might otherwise have to any indemnified party under this engagement letter or otherwise.

(b) Indemnification of the Company.  The Placement Agent shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Prospectus Supplement.  This indemnity will be in addition to any liability that the Placement Agent might otherwise have to any indemnified party under this engagement letter or otherwise.

(c) Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent.  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other.  The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total fees and commissions received by the Placement Agent, in each case as set forth in the table on the cover page of the Prospectus.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6(d), the Placement Agent shall not be required to contribute any amount in excess of the fees and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent.

(e) Survival.  The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agent, (ii) acceptance of any of the Units and payment therefor or (iii) any termination of this Agreement.

7. Termination by the Placement Agent.  The obligations of the Placement Agent under this Agreement may be terminated by written notice to the Company at any time prior to the Closing Date, without liability on the part of any party to the other party (except as provided in Section 4(l)), if, prior to delivery and payment for the Units, in the sole judgment of the Placement Agent, any of the following shall occur:

(a) trading or quotation in any of the equity securities of the Company shall have been suspended or limited by the Commission or by an exchange or otherwise;

(b) trading in securities generally on the New York Stock Exchange or the NASDAQ Capital Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any of Federal or New York authorities;

(d) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus; or

(e) if there shall have been a Material Adverse Change, the effect of any of which is such as to make it impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus.

8. Default; Termination.

(a) If the Company shall fail at the Closing Time to sell the number of Units that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

(b) If none of the Units have been sold pursuant to the Purchase Agreement by the date which is fifteen (15) days after the date of this Agreement solely due to the failure of the condition set forth in Section 5(h) above, this Agreement may be terminated by the Company by written notice to the Placement Agent, and such termination shall be without liability of any party to any other party.

(c) Notwithstanding anything to the contrary contained herein, the provisions in this Agreement concerning confidentiality, indemnification and contribution will survive any expiration or termination of this Agreement.  Upon any termination of this Agreement, the Company's obligation to pay the Placement Agent any fees actually earned on closing of the transaction and otherwise payable under Section 1(c)(1) shall survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d).  Upon any termination of this Agreement pursuant to Section 7 and this Section 8 or otherwise, the Company's obligation to reimburse the Placement Agent for out of pocket accountable expenses actually incurred by the Placement Agent and reimbursable upon closing of the transaction pursuant to Section 1(c)(3), if any are otherwise due under Section 1(c)(3), hereof, will survive any expiration or termination of this Agreement, as permitted by FINRA Rule 5110(f)(2)(d).

9. Miscellaneous.

(a) Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, at the office of the Company, 9 Commercial Blvd., Suite 200, Novato, California 94949, Attention:  Chief Executive Officer, with a copy to (which shall not constitute notice hereunder): Paul, Hastings, Janofsky & Walker LLP, 515 South Flower Street, 25th Floor, Los Angeles, California 90071, Attention:  Siobhan McBreen Burke, Esq., or (b) if to the Placement Agent, at the offices of Ladenburg Thalmann & Co. Inc., 4400 Biscayne Boulevard, 14th Floor, Miami, Florida 33137, Attention:  General Counsel, with a copy to (which shall not constitute notice hereunder): Weinstein Smith LLP, 420 Lexington Avenue, New York, NY 10170, Attention: Joseph Smith, Esq.  Any such notice shall be effective only upon receipt.  Any notice under Section 7 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) Third Party Beneficiaries.  This Agreement has been and is made solely for the benefit of the Placement Agent, the Company and of the controlling persons, directors and officers referred to in Section 6, the Investors and their respective successors and assigns.  Except as set forth herein, no other person shall acquire or have any right under or by virtue of this Agreement or any Purchase Agreement.

(c) Survival of Representations and Warranties.  All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any of its controlling persons and shall survive delivery of and payment for the Units hereunder.

(d) Disclaimer of Fiduciary Relationship.  The Company  acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement, and any related fees and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Placement Agent, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Placement Agent is and has been acting solely as a placement agent and is not the fiduciary of the Company or its  securityholders, creditors, employees or any other party, (iii) the Placement Agent has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company  with respect to the offering of the Units contemplated by this Agreement or the process leading thereto (irrespective of whether the Placement Agent or its affiliates has advised or is currently advising the Company on other matters) and the Placement Agent has no obligation to the Company with respect to the offering of the Units contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Placement Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.  This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) Survival of Provisions Upon Invalidity of Any Single Provision.   In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Waiver of Jury Trial.  The Company and the Placement Agent each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(h) Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(i) Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Placement Agent and the Company.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Placement Agent.

Very truly yours,

RAPTOR PHARMACEUTICAL CORP.

By: /s/ Christopher M. Starr, Ph.D.
Name: Christopher M. Starr, Ph.D
Title: Chief Executive Officer and Director

Confirmed as of the date first above mentioned:

LADENBURG THALMANN & CO. INC.

By: /s/ Barry Steiner
Name: Barry Steiner
Title: Managing Director

[Signature Page to Placement Agent Agreement]

SCHEDULE I

ISSUER FREE WRITING PROSPECTUS

None.

SCHEDULE II

SUBSIDIARIES

Name of SubsidiaryJurisdiction of Organization

Raptor Pharmaceuticals Corp.                                                                           Delaware

TPTX, Inc.                                                                           Delaware

Name of Indirect SubsidiaryJurisdiction of Organization

Raptor Therapeutics Inc.                                                                           Delaware

Raptor Discoveries Inc.                                                                           Delaware

EXHIBIT A

[Form of Purchase Agreement]

EXHIBIT B

[Form of Warrant]

EXHIBIT C

[Form of Lockup]

B-